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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF K2 INC.

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                                                                                Percentage of Voting Securities
                                                                                  Owned or Subject to Voting
                                                                                          Control by
                                                                               ---------------   ---------------
                                                                                   Company            Other
                                                                               ---------------   ---------------

Shakespeare Company, a Delaware corporation..................................       100%
Subsidiaries of Shakespeare Company:
      Shakespeare (Hong Kong) Ltd., a Hong Kong corporation..................                         100%
      Subsidiary of Shakespeare (Hong Kong) Ltd:
            Pacific Rim Metallic Products Ltd., a Hong Kong corporation......                         100%
      Shakespeare International Ltd., a British corporation..................                         100%
      Subsidiaries of Shakespeare International Ltd.:
            Shakespeare Company (UK) Ltd., a British corporation.............                         100%
            Shakespeare Monofilament U.K. Ltd., a British corporation........                         100%
      Shakespeare Hengelsport, B.V., a Dutch corporation.....................                         100%
      Shakespeare (Australia) Pty. Ltd., an Australian corporation...........       100%
      K2 Ski Sport und Mode GmbH, a German corporation.......................                         100%
Sitca Corporation, a Washington corporation..................................                         100%
Subsidiaries of Sitca Corporation:
      K-2 Corporation, an Indiana corporation                                                         100%
      Subsidiaries of K-2 Corporation:
            Katin, Inc., a Delaware corporation..............................                         100%
            Planet Earth Skateboards, Inc., a California corporation.........                         100%
            K-2 International, Inc., an Indiana corporation..................                         100%
            K2 Japan Corporation, a Japanese corporation.....................                         100%
            Madshus A.S., a Norwegian corporation............................                         100%
SMCA, Inc., a Minnesota corporation..........................................       100%
Subsidiary of SMCA, Inc.:
      Stearns Inc., a Minnesota corporation..................................                         100%
K2 Bike Inc., a Delaware corporation.........................................       100%
Subsidiary of K2 Bike Inc.:
      Cross Country Racing, Inc., a Delaware corporation.....................                         100%
K2 Funding, Inc..............................................................       100%
Anthony Sales (Barbados), Ltd., a Barbados corporation.......................       100%
KT Acquisition, Inc., a Washington corporation...............................       100%

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